CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Norwood Financial Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-61487 and 333-134831 on Form S-8 of Norwood Financial Corp. of our reports dated March 12, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2012.

Wexford, Pennsylvania
March 12, 2013